UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021 (May 27, 2021)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	NAV	New York Stock Exchange
Cumulative convertible junior preference stock, Series D (par value $1.00)	NAV-D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 27, 2021, at the direction of Navistar International Corporation (the “Company”), a notice of conditional optional redemption (the “Conditional Notice”) was issued for all of the outstanding $225,000,000 aggregate principal amount of Illinois Finance Authority (“IFA”) Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020 (the “Bonds”). The IFA loaned the Company the original proceeds from the Bonds, pursuant to a Loan Agreement dated as of July 1, 2020.The Conditional Notice called for redemption of the Bonds on July 2, 2021 (the “Redemption Date”) at the redemption price of 100.00% of the principal amount redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date, in accordance with the provisions of the indenture governing the Bonds (the “Redemption”). The Redemption is subject to and expressly conditioned upon (i) the consummation of the closing of the merger of a subsidiary of TRATON SE, Dusk Inc. (the “Merger Subsidiary”), with and into the Company, with the Company surviving the merger (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of November 7, 2020, among the Company, TRATON SE (the “Parent”) and the Merger Subsidiary (the “Merger Agreement”) on terms satisfactory to the Company and the Parent and in which the holders of the common stock of the Company outstanding immediately prior to the Merger do not hold, directly or indirectly, at least a majority of the common stock of the Company after the Merger (the “Merger Condition”) and (ii) the receipt by Citibank, N.A., as trustee under the indenture governing the Bonds (the “Trustee”), on or prior to the Redemption Date of the appropriate funds required to pay the redemption price to redeem the Bonds on the Redemption Date. If the Merger Condition is not satisfied on or prior to the Redemption Date or the Trustee does not receive sufficient moneys to redeem the Bonds on the Redemption Date, the Redemption will not occur on the Redemption Date.

The closing of the Merger is subject to a number of conditions. As a result, there can be no assurance that the Redemption will occur on the Redemption Date or at all.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K that are not purely historical may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which the Company has no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed Merger may not be satisfied or the regulatory approvals required for the proposed Merger may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iii) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed Merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed Merger; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) potential and existing litigation that may be instituted, or has been instituted, against the Company or its directors or officers related to the proposed Merger or the Merger Agreement; (vii) the amount of the costs, fees, expenses and other charges related to the proposed Merger; and (viii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including, but not limited to, those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2020, which was filed with the SEC on December 17, 2020, the definitive proxy statement on Schedule 14A, which was filed with the SEC on January 29, 2021, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: May 27, 2021